EXHIBIT 3.1

                          AMENDMENT AND RESTATEMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                          SELAS CORPORATION OF AMERICA

                      (A Pennsylvania Business Corporation)


         RESOLVED, that the Articles of Incorporation of Selas Corporation of America be amended and restated in their entirety to read as follows:

         FIRST. The name of the Corporation is SELAS CORPORATION OF AMERICA.

         SECOND. The location and post office address of its registered office in the Commonwealth of Pennsylvania is Dreshertown Road and Limekiln Pike, Dresher, Montgomery Co., Pa.

         THIRD. The purposes of the Corporation are to design, develop, test, patent, manufacture, buy, sell, trade, and deal in articles of all kinds which are made in whole or in part of metal or other material, including, without limiting the generality of the foregoing, appliances for the filtration or separation of fluids, appliances for the manufacture, utilization, or combustion of gas or other fuels, arms ammunition, implements of war, and parts of all of the foregoing, and to furnish engineering advice in connection with such articles and with plants and enterprises which do or might use the same. The Corporation shall also have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law.

         FOURTH. The term for which it is to exist is perpetual.

         FIFTH. The aggregate number of shares that the Corporation shall have the authority to issue is 6,000,000 shares, divided into two classes, one class consisting of 1,000,000 Preferred Shares, each of which shall have the par value of $1, and the other class consisting of 5,000,000 Common Shares, each of which shall have the par value of $1.

         The designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class, except such thereof as the Board of Directors of the Corporation (the "Board of Directors") is authorized to fix by resolution or resolutions, as hereinafter provided, is as follows:

                               I. PREFERRED SHARES

         1. GENERAL. The Board of Directors shall have authority to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, by resolution or resolutions, to divide any or all of the Preferred Shares into, and to authorize the issue of, one or more series. All shares of any one series of Preferred Shares shall be identical except, if entitled to cumulative dividends, as to the date or dates from which dividends thereon shall be cumulative. All shares of all series of Preferred Shares shall be identical and rank equally except to the extent that the Board of Directors, pursuant to the authority granted herein, shall otherwise provide in the resolution or resolutions authorizing the series.



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         With respect to each series of Preferred Shares the Board of Directors shall have authority by resolution to establish and, prior to the issue thereof, to fix and determine:

         (a) a distinguishing designation for such series and the number of shares comprising such series, which number may (except as otherwise provided by the Board of Directors in creating such series) be increased or decreased from time to time (but not below the number of shares then outstanding) by action of the Board of Directors;

         (b) the rate and times at which and the other conditions on which dividends on the shares may be declared and paid or set aside for payment; whether the shares shall be entitled to any participating or other dividends in addition to dividends at the rate so determined and, if so, on what terms; and whether dividends shall be cumulative and, if so, from what date or dates and on what terms;

         (c) whether the shares shall have voting rights in addition to such voting rights, if any, as may from time to time be provided by law and, if so, the terms and conditions thereof;

         (d) whether the shares shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities and, if so, the terms and conditions of such conversion or exchange, including the conversion or exchange price or prices or rate or rates, provisions for any adjustment of the conversion or exchange prices or rates, and whether the shares shall be convertible or exchangeable at the option of the holder or the Corporation, or both, or upon the happening of a specified event or events;

         (e) whether the shares shall be redeemable and, if so, the terms and conditions, if any, upon which they may be redeemed, including the date or dates or event or events upon or after which they shall be redeemable, the cash, property or rights (including securities of the Corporation or of an entity or entities other than the Corporation) for which they may be redeemed, whether they shall be redeemable at the option of the holder or the Corporation, or both, or upon the happening of a specified event or events and the amount or rate of cash, property or rights (including securities of the Corporation or of an entity or entities other than the Corporation) per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, including provisions for any adjustment of the redemption prices or rates;

         (f) whether the shares shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

         (g) the rights of the holders of the shares in the event of voluntary or involuntary liquidation, dissolution, winding up or distribution of the assets of the Corporation;

         (h) whether the shares shall have priority over or parity with or be junior to the shares of any other series or class in any respect or shall be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or distributions or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

         (i) subject to the provisions of the next succeeding paragraph, any other preferences, qualifications, limitations, restrictions and relative or special rights or such series.



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         In the resolution or resolutions authorizing a new series of Preferred
Shares the Board of Directors may provide for such additional rights, and with respect to rights as to dividends, redemption and liquidation, such relative preferences between shares of different series, as are consistent with the rights of all outstanding shares of previously established series, and with all provisions of this Article FIFTH, but in the resolution or resolutions authorizing a new series of Preferred Shares the Board of Directors may provide that such series shall have a preference over outstanding Preferred Shares of any previously created series with respect to rights as to dividends, redemption and liquidation only to the extent that the resolution or resolutions of the Board of Directors authorizing such previously created series expressly so permits.

         2. DIVIDENDS. The holders of shares of each series of Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, dividends at such rate, if any, as shall have been fixed by the Board of Directors in the resolution or resolutions authorizing the series, and no more except as shall have been provided in such resolution or resolutions. Dividends shall be declared and paid, or set apart for payment, to the most recent payment date on each series of Preferred Shares on which dividends shall have been determined by the Board of Directors to be cumulative, at the rates fixed by the Board of Directors for the respective series, before any dividend shall be declared and paid or set apart for payment on any series or class ranking junior as to dividends to the shares of such series (other than dividends payable in junior shares) and before any payment shall be made or set apart directly or indirectly as a distribution on, or to redeem, purchase or otherwise acquire any such junior shares. Dividends shall be declared and paid, or set apart for payment, on shares of each series of Preferred Shares before any dividend shall be declared and paid or set apart for payment with respect to the comparable dividend period on any series or class ranking junior as to dividends to the shares of such series (other than dividends payable in junior shares). Except to the extent that the resolution or resolutions of the Board of Directors authorizing the particular series shall otherwise provide, in case the stated dividends are not paid in full on all series of Preferred Shares ranking equally as to dividends, all shares of all such series shall participate ratably in the payment of all dividends, including accumulated and unpaid dividends, in accordance with the sums that would be payable thereon if all dividends thereon were declared and paid in full. Accrued but undeclared or unpaid dividends on any Preferred Shares shall not bear interest. The provisions of this paragraph shall not prevent the payment of any dividend within sixty days after the declaration thereof if such declaration, when made, complied with the provisions hereof.

         3. PREFERENCE ON LIQUIDATION. In the event of the voluntary or involuntary liquidation or dissolution of the Corporation, holders of each series of Preferred Shares shall be entitled to receive the amount, if any, fixed for such series plus, in the case of any series on which dividends shall have been determined by the Board of Directors to be cumulative, except to the extent that the resolution or resolutions authorizing the series shall otherwise provide, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared. If the assets of the Corporation are insufficient to pay such amounts in full, holders of each series of Preferred Shares shall be paid the full amount due to them before any amount shall be paid on any series class ranking junior as to liquidation preference to the shares of such series. Except to the extent that the resolution or resolutions of the Board of Directors authorizing the particular series shall otherwise provide, in case amount payable upon liquidation of all series of Preferred Shares ranking equally as to liquidation preference are not paid in full, all shares of such series shall participate ratably in any distribution of assets in accordance with the sums that would be payable on such distribution if all sums payable thereon to holders of all shares of such series were paid in full. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, shall be deemed a liquidation of the Corporation within the meaning of this paragraph.


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         4. VOTING RIGHTS. Except as otherwise required by law or as otherwise provided in the resolution or resolutions of the Board of Directors authorizing a particular series of Preferred Shares, (1) holders of Preferred Shares shall have no voting rights and shall not be entitled to any notice of any meeting of shareholders, and (2) whenever the holders of Preferred Shares have voting rights, they and the holders of Common Shares shall vote together as one class.

                                II. COMMON SHARES

         1. VOTING RIGHTS. Except as expressly provided by law, or as otherwise provided in Part I above or by resolution of the Board of Directors pursuant to the authority granted under Part I above, all voting rights shall be vested in the holders of the Common Shares. At each meeting of shareholders of the Corporation, each holder of Common Shares shall be entitled to one vote for each such share on each matter to come before the meeting, except as otherwise provided herein or by law.

         2. DIVIDENDS. Holders of Common Shares shall be entitled to receive such dividends as may be declared by the Board of Directors, except that the Corporation shall not declare, pay or set apart for payment any dividend on Common Shares (other than dividends payable in Common Shares), or directly or indirectly make any distribution on, redeem, purchase or otherwise acquire any such shares, until all accumulated and unpaid dividends upon all Preferred Shares for all previous dividend periods shall have been paid and full dividends on all Preferred Shares entitled to dividends for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor, and until any and all amounts then or theretofore required to be paid or set aside for any sinking fund obligation or obligation of a similar nature in respect of any series of Preferred Shares has been paid or set aside. The provisions of this paragraph shall not prevent the payment of any dividend within sixty days after the declaration thereof if such declaration, when made, complied with the provisions hereof.

         3. DISTRIBUTION OF ASSETS. In the event of the voluntary or involuntary liquidation or dissolution of the Corporation, holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders after all amounts to which the holders of Preferred Shares are entitled have been paid or set aside for payment.

                        III. INCREASE IN NUMBER OF SHARES

         Except to the extent that the resolution or resolutions of the Board of Directors authorizing a particular series of Preferred Shares shall otherwise provide, the number of authorized shares of any class or classes of shares of the Corporation may be increased solely by the affirmative vote of shareholders entitled to cast at least a majority of the votes which all voting shareholders are entitled to cast thereon.

         SIXTH. The Corporation may issue shares, option rights, and securities having conversion or option rights without first offering them to shareholders of any class.

         SEVENTH. In the election of directors shareholders shall not have cumulative voting rights.






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Microfilm Number          91231685                              Filed with the Department of State on APR 25 1991
                 ---------------------------                                                          -----------

Entity Number      323408
              ------------------------------                    -------------------------------------------------
                                                                       SECRETARY OF THE COMMONWEALTH


                                   ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                                                  DSCB:15-1915 (Rev 89)

         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.       The NAME of the corporation is:       Selas Corporation of America
                                         ------------------------------------------------------------------------

2.       The (a) ADDRESS of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

         (a)   Dreshertown Road and Limekiln Pike,      Dresher,        Pennsylvania        19025     Montgomery
               --------------------------------------------------------------------------------------------------
               Number and Street                         City              State             Zip       County

         (b)
               --------------------------------------------------------------------------------------------------
                           Name of Commercial Registered Office Provider                     County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.       The STATUTE by or under which it was incorporated is:             Corporation Law of 1874
                                                               --------------------------------------------------

4.       The original DATE of its incorporation is:           June 24, 1930
                                                    -------------------------------------------------------------

5.       (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

         ___X___  The amendment shall be effective upon filing these Articles of Amendment in the Department of
                  State.

         _______  The amendment shall be effective on:


6.       (CHECK ONE OF THE FOLLOWING):

         ___X___  The amendment was adopted by the shareholders pursuant to 15 Pa.C.S. ss. 1914(a) and (b).

         _______  The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).

7.       (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

         ___X___  The amendment adopted by the corporation, set forth in full, is as follows:

                  RESOLVED, that the first paragraph of Article FIFTH of the Amended and Restated Articles of
Incorporation of the Corporation be amended and restated to read in its entirety as follows:

                  FIFTH. The aggregate number of shares that the Corporation shall have the authority to issue is 11,000,000 shares, divided into two classes, one class consisting of 1,000,000 Preferred Shares, each of which shall have the par value of $1, and the other class consisting of 10,000,000 Common Shares, each of which shall have the par value of $1.

                  The amendment adopted by the corporation is set forth in full in Exhibit A, attached hereto and made a part hereof.
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DSCB:15-1915 (Rev 89)-2


8.       (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

         _______  The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


                  IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 23rd day of April, 1991.


                                                                                Selas Corporation of America
                                                                          ---------------------------------------
                                                                                     Name of Corporation

                                                                          BY:    /s/ Stephen Ryan
                                                                                ---------------------------------

                                                                          TITLE: President
                                                                                ---------------------------------
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Microfilm Number     2005030-514                               Filed with the Department of State on APR - 1 2005
                 --------------------                                                                ------------

Entity Number        323408                                                     Pedro A. Cortes
              -----------------------                          --------------------------------------------------
                                                                          SECRETARY OF THE COMMONWEALTH


                               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                                              DSCB:15-1915 (Rev 90)

         In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.       The NAME of the corporation is:      Selas Corporation of America
                                         ------------------------------------------------------------------------

2.       The (a) ADDRESS of this corporation's current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

         (a)   Dreshertown Rd. & Limekiln Pike         Dresher,    Pennsylvania      19025      Montgomery
               -------------------------------------------------------------------------------------------------
               Number and Street                        City          State           Zip        County

         (b)   c/o:
                    ---------------------------------------------------------------------------------------------
                         Name of Commercial Registered Office Provider                   County

         For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.       The STATUTE by or under which it was incorporated is:    Business Corporation Law of 1988, as amended
                                                               --------------------------------------------------

4.       The DATE of its incorporation is:            April 10, 1944
                                           ----------------------------------------------------------------------

5.       (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

         ___X___  The amendment shall be effective upon filing these Articles of Amendment in the Department of
                  State.

         _______  The amendment shall be effective on: ____________________________ at ________________
                                                                  Date                       Hour

6.       (CHECK ONE OF THE FOLLOWING):

         _______  The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. ss. 1914(a)
                  and (b).

         ___X___  The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ss. 1914(c).

7.       (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

         ___X___  The amendment adopted by the corporation, set forth in full, is as follows:

                  Article First and Second of the Articles of Incorporation shall be amended in their entirety to
         --------------------------------------------------------------------------------------------------------
                  read as follows:
         --------------------------------------------------------------------------------------------------------
                  "1. The name of the corporation is: IntriCon Corporation
         --------------------------------------------------------------------------------------------------------
                  2. The name of the corporation's commercial registered office provider and county of venue is:
         --------------------------------------------------------------------------------------------------------
                           c/o Esquire Assist, Ltd.   Dauphin County"
         --------------------------------------------------------------------------------------------------------

         _______  The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.
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DSCB:15-1915 (Rev 90)-2


8.       (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

         _______  The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 31st day of March, 2005.


                                                                                Selas Corporation of America
                                                                          ---------------------------------------
                                                                                     Name of Corporation

                                                                          BY:   /s/ Mark S. Gorder
                                                                                ---------------------------------
                                                                                        Mark S. Gorder

                                                                          TITLE:    Chief Executive Officer
                                                                                ---------------------------------

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DSCB:15-1915 (Rev 90)-3


                                     [LOGO]

                              DEPARTMENT OF STATE
                               CORPORATION BUREAU
                                 P.O. BOX 8722
                           HARRISBURG, PA 17105-8722



INSTRUCTIONS FOR COMPLETION OF FORM:

A. One original of this form is required. The form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $52 made payable to the Department of State. PLEASE
         NOTE: A separate check is required for each form submitted.

B. Under 15 Pa.C.S. ss. 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

C. The following, in addition to the filing fee, shall accompany this form:

         (1) Three copies of a completed form DSCB:15-134B (Docketing Statement-Changes).

         (2) Any necessary copies of form DSCB:17.2 (Consent to Appropriation of Name) or form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name and the change in name shall contain a statement of the complete new name.

         (3)      Any necessary governmental approvals.

D.       This form and all accompanying documents shall be mailed to:

                               Department of State
                               Corporation Bureau
                                  P.O. Box 8722
                                 Harrisburg, PA
                                   17105-8722

E. To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.